UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Origin Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒		No fee required.
☐		Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined).
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐		Fee paid previously with preliminary materials.
☐		Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or on the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

ORIGIN BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS Wednesday, April 22, 2020 12:00 p.m. Central Time Squire Creek Country Club 289 Squire Creek Parkway Choudrant, Louisiana 71227

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on April 22, 2020.

Notice is hereby given that the 2020 Annual Meeting of Stockholders of Origin Bancorp, Inc. will be held at Squire Creek Country Club, 289 Squire Creek Parkway, Choudrant, Louisiana 71227 on Wednesday, April 22, 2020 at 12:00 p.m. Central Time. Directions to the Annual Meeting may be obtained by emailing the Corporate Secretary at corpsecretary@origin.bank.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement, Proxy Card, and Annual Report are available at  www.obnkannualmeeting.com

If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you. Please make your request for a paper or e-mail copy as instructed on the reverse side of this notice on or before April 10, 2020 to facilitate timely delivery.

Matters intended to be acted upon at the 2020 Annual Meeting are listed below.

The Board of Directors recommends that you vote FOR proposals 1-2 and 4-9, and for 1 YEAR for proposal 3.

1.	Elect four directors to serve until the annual meeting of stockholders for the year in which his or her term expires and until their successors are elected and qualified.
2.	Advisory vote to approve the compensation of our named executive officers.
3.	Advisory vote to indicate the preferred frequency of a stockholder advisory vote on the compensation of our named executive officers.
4.	Ratification of the appointment of BKD, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020.
5.	Approve an amendment to our Restated Articles of Incorporation to provide for the annual election of directors.
6.	Approve an amendment to our Restated Articles of Incorporation to allow directors to be removed with or without cause.
7.	Approve an amendment to our Restated Articles of Incorporation to eliminate supermajority voting requirements and replace them with majority voting standards.
8.	Approve an amendment to our Restated Articles of Incorporation to remove provisions requiring our Bylaws to be amended by not less than two-thirds of directors then holding office, subject to a two-thirds vote of the stockholders to change or repeal our Bylaws.
9.	Approve the amendment and restatement of our Charter to provide for immaterial modifications.

THIS IS NOT A FORM FOR VOTING

To vote, you must either vote online via the Internet or via telephone by visiting www.proxypush.com/obnk, accessing and viewing the proxy materials, and following the instructions contained on the website. Please have this notice and the last four digits of your Social Security Number or Tax Identification Number available.
Scan code to the right for mobile voting.
You may request a full set of proxy materials, which includes a proxy card you can return via mail
(see instructions on the reverse side of this notice). If you wish to vote at the Annual Meeting, bring this notice and identification with you.

To request paper copies of, or an e-mail with links to electronic versions of, the proxy materials, which include the proxy card,
notice of Annual Meeting, proxy statement and annual report, for the
Annual Meeting or future annual meetings, please contact us on or before April 10, 2020 to facilitate a timely delivery via:

Internet/Mobile – Access the Internet and go to www.investorelections.com/obnk . Follow the instructions to log in and request paper or e-mail copies.

Telephone – Call us toll-free at 866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and request paper or e-mail copies.

E-mail – Send us an e-mail at paper@investorelections.com with “OBNK Materials Request” in the subject line. The e-mail must include:

•	The 11-digit control # located in the box in the upper right hand corner on the front of this notice.
•	Your preference to receive printed materials via mail -or- to receive an e-mail with links to the electronic materials.
•	If you choose e-mail delivery you must include the return e-mail address.
•	If you would like this election to apply to the delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security number or Tax ID number in the e-mail.

If paper or e-mail copies are not requested in accordance with the procedures set forth on this page, stockholders will not otherwise receive a paper or e-mail copy of the proxy materials.

Important Information about the Notice of Proxy Materials

This Notice of Internet Availability of Proxy Materials (Notice) is provided to stockholders in place of printed materials for the upcoming Stockholder Meeting.

Information about the Notice:

In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials, to stockholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the Internet site where the proxy materials may be found.

To view the proxy materials online:

Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, annual report and proxy statement.

To receive paper copies of the proxy materials:

Please refer to the instructions in this Notice on how to request paper copies of proxy materials via phone, e-mail or Internet.